SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): JUNE 6, 2000 (MAY 23, 2000)


                             HENLEY HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

                                      TEXAS
                 (State or other jurisdiction of incorporation)


            0-21054                                   76-0511324
   (Commission File Number)                 (IRS Employer Identification No.)



120 INDUSTRIAL BOULEVARD, SUGAR LAND, TEXAS              77478
  (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code: (281) 276-7000


                                NOT APPLICABLE
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

PRIVATE PLACEMENT OF SERIES D CONVERTIBLE PREFERRED STOCK

      On May 23, 2000, Henley Healthcare, Inc., a Texas corporation (the "Company"), sold in a private placement 2,500 shares of the Company's Series D Convertible Preferred Stock, par value $.10 per share (the "Series D Shares"), convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock")for an aggregate purchase price of $2,500,000. The purchasers were The Endeavour Capital Fund S.A., Esquire Trade & Invest, Inc., and Celeste Trust Reg (collectively, the "Purchasers"), each of which are accredited investors. In connection with the acquisition of the Series D Shares, the Purchasers also were issued warrants to acquire 200,000 shares of Common Stock. The warrants expire May 31, 2005 and have an exercise price of $1.99 per share. An additional 1,000 Series D shares for a purchase price of $1,000,000 will be paid by the Purchasers upon notice by the Company to the escrow agent specifying the additional closing date (the "Additional Closing"); PROVIDED HOWEVER, that the Additional Closing will not occur until the later of (i) 60 days after the effective date of the registration statement covering the resale of the shares of Common Stock issuable upon the conversion of the Series D Shares and exercise of the warrants issued to the Purchasers and the placement agent as described herein or (ii) 10 days after the notice is delivered. The Series D Shares bear a 6% cumulative dividend payable to the holders of the Series D Shares on the date of each conversion into shares of Common Stock. The dividends shall be payable in cash or in Common Stock at the Company's option. The Series D Shares are convertible into the Company's Common Stock at the lesser of (i) 105% of the average closing bid price for the Company's Common Stock as reported by Bloomberg L.P. for the 10 consecutive trading days immediately proceeding the initial issuance of the Series D shares(the "Fixed Conversion Price"), or (ii) the amount obtained by multiplying .8 by the average closing bid price for the Company's Common Stock as reported by Bloomberg L.P. for the lowest three trading days during the period beginning on the fifteenth day prior to the conversion date for such conversion and ending on such conversion date.

      The Series D Shares have no voting rights and rank junior to all of the Company's previously issued shares of Series A, Series B and Series C Preferred Stock. The Company, at its option, may force the conversion of the Series D Shares under certain circumstances, including if the market price of the Common Stock exceeds 300% of the Fixed Conversion Price. In addition, the Series D Shares are redeemable at the holder's option if, among other things, the Company is unable to issue shares of its Common Stock upon conversion of the Series D Shares due to Nasdaq regulations. The Series D Shares have a liquidation preference of $1,000 per share, plus the accrued and unpaid dividends thereon through the date of final distribution.


      The placement agent, Union Atlantic LC and Union Atlantic Capital L.C., received a commission of 11% which was paid by the issuance of 275 Series D Shares, as well as warrants to acquire 125,000 shares at a price equal to 110% of the warrants issued to the Purchasers with an expiration date of May 31, 2004. The placement agent also will be entitled to an 11% commission on any amounts received at the Additional Closing.

      In addition, The Endeavour Capital Fund S.A. was issued a warrant to acquire 50,000 shares of Common Stock in connection with the $200,000 bridge loan provided by it prior to the private placement. The warrant expires May 1, 2005 and has an exercise price of $2.00 per share. The bridge loan was repaid out of proceeds received from the sale of Series D Shares.

      Pursuant to the terms of the Statement of Designation of Rights and Preferences of the Series D Preferred Stock, the Company is not required to issue shares of its Common Stock on conversion of the Preferred Stock unless such shares have been approved for listing on the exchange or market on which the Common Stock is trading. In such an event, until the Company obtains the requisite shareholder approval, the Company is not obligated to issue shares in excess of the amount of shares which does not require shareholder approval, which under the Nasdaq SmallCap rule is 20% of the Company's outstanding Common Stock. Therefore, until the Company receives shareholder approval, the Series D Shares will not be convertible into more than the number of shares of Common Stock

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which may be listed under the Nasdaq SmallCap Rules without obtaining shareholder approval. The Company has agreed to seek shareholder approval for the issuance of the Series D Shares at the next meeting of its shareholders in order to eliminate this limit on the shares of Common Stock issuable on conversion of the Series D Shares.

AMENDED AND RESTATED LOAN AGREEMENT

      On May 23, 2000, the Company entered into a Second Amended and Restated Loan Agreement with Comerica Bank-Texas, a Texas banking association (the "Amended Loan Agreement"). The Amended Loan Agreement is effective as of March 3, 2000. The Amended Loan Agreement provides for (i) a revolving loan ("Line of Credit"), with permitted borrowings of up to $5,200,000 through April 1, 2002 and (ii) three term loans in the original amounts of $1,430,000 ("Term Note A"), $1,616,000 ("Term Note B") and $1,260,000 ("Term Note C"). Term Note A, Term Note B and Term Note C (collectively, the "Term Notes") are payable in monthly installments of $23,833, $7,000 and $8,978, respectively, plus interest through September 30, 2002, April 30, 2011 and February 12, 2013, respectively. Interest on the Line of Credit and three term loans is payable monthly and is calculated at a rate equal to the Prime Rate (9.5% at May 23, 2000) plus one and one-half percent per annum, until the respective maturity dates at which the interest payable for such note will be the maximum rate allowed under applicable law. Term Note B is callable by Comerica beginning on April 1, 2002 and each anniversary thereafter. All of the borrowings from Comerica are secured by substantially all the assets of the Company. The total amount available for borrowing under the Line of Credit is the lesser of (i) $5,200,000 and (ii) a variable borrowing base calculated based on the amount and type of accounts receivable and the value of certain items of inventory. Prior to the Company entering into the Amended Loan Agreement, it had no amounts available for borrowing under the Line of Credit and its borrowings exceeded its borrowing base. As of the closing date of the Amended Loan Agreement, approximately $75,000 was available under the Line of Credit and the Company had approximately $1,000,000 cash.

      In addition, the Amended Loan Agreement relaxed a number of affirmative covenants, negative covenants and financial covenants with which the Company must comply, including reducing the minimum tangible net worth test and eliminating the leverage ratio, the fixed charge coverage ratio and the current ratio.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   EXHIBITS.

      The following exhibits, from which schedules and exhibits have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K.


3.1  --     Statement of Designation of Rights and Preferences of the Series D
            Convertible Preferred Stock of Henley Healthcare, Inc.

4.1  --     Registration Rights Agreement dated as of May 19, 2000, by and among
            Henley Healthcare, Inc., The Endeavour Capital Fund S.A., Esquire
            Trade & Invest, Inc., and Celeste Trust Reg.

4.2  --     Form of Series D Warrant.

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
10.1 -- Securities Purchase Agreement dated as of May 19, 2000, between Henley Healthcare, Inc., The Endeavour Capital Fund S.A., Esquire Trade & Invest, Inc., and Celeste Trust Reg.

10.2 -- Financial Consulting Agreement dated as of May 8, 2000 by and among Henley Healthcare, Inc., Union Atlantic LC and Union Atlantic Capital, L.C.

10.3 -- Second Amended and Restated Loan Agreement dated effective as of March 3, 2000 by and between Henley Healthcare, Inc. and Comerica Bank-Texas.

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HENLEY HEALTHCARE, INC.



                                          By: /s/ JAMES L. STURGEON
                                                  James L. Sturgeon
                                          Executive Vice President-Finance and
                                                Chief Accounting Officer

June 6, 2000

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
                                   EXHIBITS



3.1   --    Statement of Designation of Rights and Preferences of the Series D
            Convertible Preferred Stock of Henley Healthcare, Inc.

4.1   --    Registration Rights Agreement dated as of May 19, 2000, by and among
            Henley Healthcare, Inc., The Endeavour Capital Fund S.A., Esquire
            Trade & Invest, Inc., and Celeste Trust Reg.

4.2   --    Form of Series D Warrant.

10.1  --    Securities Purchase Agreement dated as of May 19, 2000, between
            Henley Healthcare, Inc., The Endeavour Capital Fund S.A., Esquire
            Trade & Invest, Inc., and Celeste Trust Reg.

10.2  --    Financial Consulting Agreement dated as of May 8, 2000 by and among
            Henley Healthcare, Inc., Union Atlantic LC and Union Atlantic
            Capital, L.C.

10.3  --    Second Amended and Restated Loan Agreement dated effective as of
            March 3, 2000 by and between Henley Healthcare, Inc. and Comerica
            Bank-Texas.

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